Exhibit (5)(a)

[Letterhead of Fifth Third Bancorp]

March 26, 2007

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Fifth Third Capital Trust IV

Fifth Third Capital Trust V

Fifth Third Capital Trust VI

c/o Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Fifth Third Bancorp, an Ohio corporation (the “Corporation”), and, in that capacity, have acted as counsel for the Corporation and Fifth Third Capital Trust IV, Fifth Third Capital Trust V and Fifth Third Capital Trust VI, each of which is a Delaware statutory business trust (each, a “Trust” and, collectively, the “Trusts”), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Corporation and the Trusts with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) in connection with the registration of an indeterminate amount of:

(i) senior debt securities (the “Senior Debt Securities”);

(ii) subordinated debt securities (the “Subordinated Debt Securities”) issuable by the Corporation pursuant to the Subordinated Indenture dated as of May 23, 2003 between the Corporation and Wilmington Trust Company, as trustee, as such Subordinated Indenture may be amended from time to time (the “Subordinated Debt Indenture”);

(iii) shares of preferred stock, without par value (the “Preferred Stock”), which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”);

(iv) shares of common stock, without par value (the “Common Stock”); and

(v) warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred

Stock, Depositary Shares or Common Stock (the “Warrants” and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the “Securities”) of the Corporation; and

(v) trust preferred securities of each of the Trusts (the “Trust Preferred Securities”), representing an undivided preferred beneficial interest in the assets of the applicable Trust;

(vi) guarantees by the Corporation, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities (the “Guarantees”); and

(vii) junior subordinated debentures (the “Debentures”) issuable by the Corporation to the Trusts pursuant to the Junior Subordinated Indenture dated as of March 20, 1997 between the Corporation and Wilmington Trust Company, as trustee, as such Subordinated Indenture may be amended from time to time (the “Junior Subordinated Indenture”).

In furnishing this opinion I, or attorneys under my supervision, have examined such corporate records, certificates, documents and matters of law as I have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and, as to statements of other officers of the Corporation and certificates of public officials, I have assumed the same to have been properly given and accurate.

I have also assumed that the execution and delivery of, and the performance of all obligations under, the applicable indenture, guarantee agreement and trust agreement will have been duly authorized by all requisite action by each party thereto (other than the Corporation and the Trusts), and that such documents will be the valid and binding agreements for each party thereto (other than the Corporation and the Trusts) enforceable against each party thereto (other than the Corporation and the Trusts) in accordance with their respective terms.

Based upon such examination and the assumptions set forth herein, I am of the opinion that:

1. The Corporation has been duly incorporated and is a validly existing corporation under the laws of the State of Ohio.

2. With respect to the Senior Debt Securities, when the indenture relating to the Senior Debt Securities has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Senior Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration

Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. With respect to the Subordinated Debt Securities, when the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Subordinated Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, a certificate of amendment to the Corporation’s articles of incorporation has been duly filed with the Secretary of State of the State of Ohio, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to Depositary Shares, when the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Corporation and a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Corporation’s articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

7. With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8. With respect to the Debentures and Guarantees, when the Registration Statement has become effective under the Act, the guarantee agreement relating to the Guarantee of the Trust Preferred Securities of a Trust (the “Guarantee Agreement”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the amended and restated trust agreement relating to the issuance of Trust Preferred Securities by such Trust (the “Amended and Restated Trust Agreement”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding on the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold to such Trust as contemplated in the Registration Statement, the terms of the Trust Preferred Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust’s Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and the Trust Preferred Securities have been duly authorized, executed, authenticated, issued and sold in accordance with the Amended and Restated Trust Agreement and as contemplated in the

Registration Statement, the Debentures and the Guarantee relating to the Trust Preferred Securities of such Trust will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Ohio, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading “Validity of Securities” in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PAUL L. REYNOLDS
Paul L. Reynolds